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                                                                       EXHIBIT 8

Writer's Direct Dial:  (212) 225-2250

                              February 1, 1999

Salomon Smith Barney Holdings Inc.
TARGETS Trust II, TARGETS Trust III,
TARGETS Trust IV, TARGETS Trust V
and TARGETS Trust VI
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

      We have acted as special tax counsel to Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company"), and TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI (each, a "Trust" and together, the "Trusts"), each a statutory business trust formed under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), for the purpose of registering Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust representing undivided beneficial interests in the assets of each Trust.

      We hereby confirm that we are of the opinion that the statements set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus contained in the Registration Statement (the "Prospectus"), insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the TARGETS.

      We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or
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Salomon Smith Barney Holdings Inc. et al.
TARGETS TRUST I, II, et al.
February 1, 1999, p. 2

the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain Federal Income Tax Considerations" set forth in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                       Very truly yours,


                                       CLEARY, GOTTLIEB, STEEN & HAMILTON

                                       By /s/ Leslie B. Samuels
                                          ---------------------------------
                                          Leslie B. Samuels, a Partner